Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Announces New Capital Allocation Policy

Kansas City, Mo., November 12, 2019 – Kansas City Southern (KCS) (NYSE: KSU) announced that its Board of Directors approved a new capital allocation policy. Under this new policy, the Company intends to deploy available cash in the following manner:
•Approximately 40-50% to capital projects and strategic investments; and
•Approximately 50-60% to share repurchases and dividends.
In addition, from time to time, the Company also plans to prudently use additional debt to support the new policy and intends to manage its Debt-to-EBITDA ratio in the low 2x range consistent with its current ratings of BBB from Standard & Poor’s and Fitch Ratings and Baa2 from Moody’s.
In connection with this new policy, the Board also approved the following actions:
•An increase in the quarterly dividend on KCS’s common stock from $0.36 to $0.40 per share. The board declared a common stock dividend for this increased amount payable on January 22, 2020, to stockholders of record at the close of business on December 31, 2019, and
•A new $2.0 billion share repurchase program, expiring December 31, 2022. This new program replaces the $800 million stock repurchase announced in 2017 under which the Company purchased approximately $741 million of Company stock.

“Kansas City Southern is pleased to announce a new capital allocation policy that balances our objectives of: a) investing in future growth opportunities; b) delivering meaningful capital returns to our shareholders, and c) maintaining a desirable credit profile.” stated CEO and President Patrick Ottensmeyer. “This policy aligns very well with our corporate vision, which is to consistently be the fastest-growing, best-performing, most customer-focused transportation provider in North America.”
The directors also declared a regular dividend of $0.25 per share on the outstanding KCS 4% Non-Cumulative Preferred stock. This dividend is payable on January 21, 2020, to stockholders of record at the close of business on December 31, 2019.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada. More information about KCS can be found at www.kcsouthern.com.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; climate change and the market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS is not obligated to update any forward-looking statements to reflect future events or developments.